SCHEDULE D

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December __, 2004 by and among Apollo Gold Corporation, a Yukon Territory corporation (the "Company"), as evidenced by the signatures of the Company and the Subscribers pursuant to the Subscription Agreements for Flow-Through Shares (the "Subscription Agreements"), dated December __, 2004. In order to induce the Subscribers under the Subscription Agreements to enter into the Subscription Agreements, the Company has agreed to provide the registration rights set forth in this Agreement.

            The Company agrees with the Subscribers, (i) for their benefit as Subscribers and (ii) for the benefit of the beneficial owners (including the Subscribers) from time to time of the Flow-Through Common Shares (as defined herein), and (iii) the beneficial owners from time to time of the Registrable Securities (as defined herein) issuable pursuant to the Subscription Agreements (each of the foregoing a "Holder" and together the "Holders"), as follows:

            SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Subscription Agreements. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

            "Additional Amount" means any security issued with respect thereto upon any stock dividend, split, merger or similar event, for each Registrable Security owned by the Holder.

            "Affiliate", with respect to any specified person, has the meaning specified in Rule 144.

            "Common Shares" means the Company's common shares, no par value.

            "Company" has the meaning specified in the first paragraph of this Agreement.

            "Deferral Notice" has the meaning specified in Section 3(d) hereof.

            "Deferral Period" has the meaning specified in Section 3(d) hereof.

            "Effectiveness Deadline Date" has the meaning specified in Section 2(a) hereof.

            "Effectiveness Period" means the period commencing on the Issue Date and ending two (2) years from the Issue Date or such date that all Registrable Securities have ceased to be Registrable Securities.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

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            "Filing Deadline Date" has the meaning specified in Section 2(a)
hereof.

            "Holder" has the meaning specified in the second paragraph of this Agreement.

            "Income Tax Act" means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time.

            "Initial Resale Registration Statement" has the meaning specified in
Section 2(a) hereof.

            "Issue Date" means December __, 2004.

            "Material Event" has the meaning specified in Section 3(d) hereof.

            "Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement.

            "Notice Holder" means on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

            "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

            "Registrable Securities" means the Common Shares and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earlier of (i) the sale pursuant to Rule 144 under the Securities Act or a shelf registration statement of all the Registrable Securities or (ii) the expiration of the holding period applicable thereto under Rule 144(k) for all Registrable Securities were such securities not held by an Affiliate of the Company.

            "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

            "Resale Registration Statement" has the meaning specified in Section 2(a) hereof.

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                                     -D-3-


            "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

            "SEC" means the United States Securities and Exchange Commission and any successor agency.

            "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Subscribers" means the subscribers to the Subscription Agreements.

            "Subsequent Resale Registration Statement" has the meaning specified in Section 2(b) hereof.

            "Flow-Through Common Shares" means a Common Share that qualifies as a "Flow-Through Share" as defined in the Income Tax Act.

            SECTION 2. Resale Registration.

            (a) The Company shall prepare and file or cause to be prepared and filed with the SEC no later than a date which is forty-five (45) days after the Issue Date (the "Filing Deadline Date") a Registration Statement (the "Initial Resale Registration Statement") registering the resale from time to time by Holders of all of the Registrable Securities (a "Resale Registration Statement"). The Initial Resale Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution set forth in the Initial Resale Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Resale Registration Statement to be declared effective under the Securities Act no later than the date (the "Effectiveness Deadline Date") that is one hundred and twenty (120) days (or, in the case of a full review by the SEC, one hundred and eighty (180) days) after the Issue Date, and to keep, subject to Section 3(d)(A) hereof, the Initial Resale Registration Statement (or any Subsequent Resale Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to the time that the Initial Resale Registration Statement became effective shall be named as a selling security holder in the Initial Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (other than laws not generally applicable to all such Holders). Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by such Resale Registration Statement unless such Holder has provided a Notice and Questionnaire in accordance with and in compliance with
Section 4. The Company may permit any of its security holders to include any of the Company's securities in the Initial Resale Registration Statement or any Subsequent Resale Registration Statement.

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                                     -D-4-


            (b) If the Initial Resale Registration Statement or any Subsequent Resale Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Resale Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Resale Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Resale Registration Statement"). If a Subsequent Resale Registration Statement is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Resale Registration Statement to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period, and to keep such Registration Statement (or Subsequent Resale Registration Statement), subject to Section 3(d)(A) hereof, continuously effective until the end of the Effectiveness Period.

            (c) The Company shall supplement and amend the Initial or any Subsequent Resale Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Resale Registration Statement, if required by the Securities Act.

            (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Resale Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2(d), Section 3(d) and Section 4. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Initial or any Subsequent Resale Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to any intended distribution of Registrable Securities under the Resale Registration Statement. From and after the date the Initial Resale Registration Statement is declared effective, the Company shall, as promptly as is reasonably practicable after the date a fully completed and legible Notice and Questionnaire is received by the Company, (i) if required by applicable law, file with the SEC a post-effective amendment to the Resale Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (other than laws not generally applicable to all Holders of Registrable Securities wishing to sell Registrable Securities pursuant to the Resale Registration Statement and related Prospectus) and using the manner of sale specified in the Notice and Questionnaire, and, if the Company shall file a post-effective amendment to the Resale Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(d), provided, further, that if under applicable law the Company has more than one option as to the type or manner of making any such filing, the Company will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was initially declared effective) shall be named as a selling security holder in the Registration Statement or related Prospectus subject to and in accordance with the requirements of this Section 2(d).

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                                     -D-5-


            SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

            (a) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

            (b) Submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

            (c) Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment or, if any such order or suspension is made effective during any Deferral Period, at the earliest possible moment after the expiration of such Deferral Period.

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                                     -D-6-


            (d) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Resale Registration Statement or the initiation of proceedings with respect to the Resale Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any development, event, fact, situation or circumstance relating to the Company that, in the discretion of the Company, makes it appropriate to suspend the availability of the Resale Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice (via facsimile, telephone or electronic mail followed by a written notice by first-class mail) to the Notice Holders that the availability of the Resale Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause
(A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") is not to exceed (i) 20 consecutive days at any one time; (ii) 30 days in the aggregate in any three-month period; or (iii) 60 days in the aggregate during any 12-month period, or as otherwise required by applicable regulatory authority; provided that, the number of days the Company is required to keep the Registration Statement effective shall be extended by the number of days equal to the aggregate Deferral Period(s). The first day of any Deferral Period must be at least two (2) trading days after the last day of any prior Deferral Period.

                                     -D-7-


            (e) During the Effectiveness Period (except during such periods that a Deferral Notice is outstanding and has not been revoked), deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

            (f) Subject to Section 3(d), prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use commercially reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

            (g) Upon (i) the filing of the Initial Resale Registration Statement and (ii) the effectiveness of the Initial Resale Registration Statement, announce the same, in each case by press release or any other means of dissemination reasonably expected to make such information known publicly.

            (h) The Company will use its commercially reasonable best efforts to file as soon as practicable following the Issue Date to file an application for listing of the Registrable Securities to obtain the listing of the Registrable Securities on the American Stock Exchange.

            SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to this Section 4 (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Initial or any Subsequent Resale Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to the filing of the Initial Resale Registration Statement or Subsequent Resale Registration Statement. Each Notice Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company, within ten (10) Business Days of a request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

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                                     -D-8-


            SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the American Stock Exchange and (y) of compliance with federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, and (iv) fees and disbursements of counsel for the Company in connection with the Resale Registration Statement. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), and its expenses for any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

            SECTION 6. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent annual or quarterly report required to be filed and filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

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                                     -D-9-


            SECTION 7. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities covered by the Resale Registration Statement, the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

            (b) Each Holder of securities covered by the Resale Registration Statement severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Resale Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not a Subscriber in such Notice Holder's Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

                                     -D-10-


            (c) Promptly after receipt by an indemnified party under this
Section 7 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or otherwise materially prejudices the indemnifying party; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) If the indemnification to which an indemnified party is entitled under this Section 7 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                                     -D-11-


            The relative fault of the Company on the one hand and the Holders of the Registrable Securities or the Subscribers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holder of the Registrable Securities or the Subscribers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 7(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, neither the Holder of any Registrable Securities nor the Subscribers shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities or by the Subscribers, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Holder of Registrable Securities or the Subscribers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7(d), each person, if any, who controls the Subscribers or any Holder of Registrable Securities within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Subscribers or such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

            (e) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 7, and shall survive the sale by a Holder of Registrable Securities covered by the Resale Registration Statement.

            SECTION 8. Miscellaneous

            (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall they, on or after the date of this Agreement, enter into, any agreement with respect to the Company's securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

                                     -D-12-


            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

            if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

                  if to the Company, to:

                           Apollo Gold, Inc.
                           4601 DTC Boulevard
                           Suite 750
                           Denver, Colorado 80237  U.S.A.
                           Facsimile:  (720) 482-0957
                           Attention: Chief Financial Officer

                  with a copy to:

                                     -D-13-


                           Davis Graham & Stubbs LLP
                           1550 Seventeenth Street, Suite 500
                           Denver, Colorado  80202
                           Attention:  Deborah J. Friedman, Esq.
                           Facsimile No. (303) 893-1379

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

            (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Subscribers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and, without requiring any express assignment, shall inure to the benefit of and be binding upon each Holder of any Registrable Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer of other disposition of Registrable Securities in violation of the terms of the Subscription Agreements. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be subject to all of the terms of this Agreement and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

            (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

            (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

            (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                                     -D-14-


            (j) Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Subscription Agreements, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

            (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Effectiveness Period.

                                     ANNEX A

            FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE.

      The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

      Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company's directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses arising in connection with statements concerning the undersigned made in the Company's Resale Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

      If the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 below after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

                              [CONTINUED NEXT PAGE]

                                  QUESTIONNAIRE

      Please respond to every item, even if your response is "none." If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

                 COMPLETED QUESTIONNAIRES SHOULD BE RETURNED TO
                       APOLLO GOLD CORPORATION AS FOLLOWS:

                ONE (1) COPY BY FACSIMILE TO FAX: (720) 482-0957

                      WITH THE ORIGINAL COPY TO FOLLOW TO:

                             APOLLO GOLD CORPORATION

                 4601 DTC BOULEVARD, SUITE 750, DENVER, CO 80237

                       ATTENTION: CHIEF FINANCIAL OFFICER

      The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1. Your Identity and Background as the Beneficial Owner of The Registrable Securities.

      (a)   Your full legal name:

            MineralFields 2004-VI Limited Partnership
            --------------------------------------------------------------------

      (b) Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

            Address:   1110 Finch Avenue West, Suite 205

                       Toronto, Ontario, M3J 2T2

            Telephone No.:  (416) 665-9112
                           -----------------------------------------------------

            Fax No.:
                    ------------------------------------------------------------

      (c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

            |_|   Yes.

            |_|   No.

      (d) If your response to Item 1(c) above is no, are you an "affiliate" of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

            |_|   Yes.

            |_|   No.

For the purposes of this Item 1(d), an "affiliate" of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

      (e) Full legal name of person through which you hold the Registrable Securities--(i.e. name of your broker, if applicable, through which your Registered Securities are held):

            Name of broker::

            Contact person:

            Telephone No.:

2.    Your Relationship With Apollo Gold Corporation

      (a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with Apollo Gold Corporation (or their respective predecessors or affiliates) within the past three years?

            |_|   Yes.

            |_|   No.

      (b) If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with Apollo Gold Corporation:

            ____________________________________________________________________

            ____________________________________________________________________

3.    Your Interest in the Registrable Securities.

      (a) State the number of such Registrable Securities beneficially owned by you.

            ____________________________________________________________________

      (b) Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of Apollo Gold Corporation?

            |_|   Yes.

            |_|   No.

      (c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. (if applicable) of such other securities of Apollo Gold Corporation beneficially owned by you:

            Type:_______________________________________________________________

            Aggregate amount:___________________________________________________

            CUSIP No.:__________________________________________________________

      (d) Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

            |_|   Yes.

            |_|   No.

      (e) At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

            |_|   Yes.

            |_|   No.

      (f) If your response to Item 3(e) above is yes, please describe such agreements or understandings:

            |_|   Yes.

            |_|   No.

4.    Nature of Your Beneficial Ownership.

      (a) If the name of the beneficial owner of the Registrable Securities set forth in your response to Item 1(a) above is that of a limited partnership, state the names of the general partners of such limited partnership:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

      (b) With respect to each general partner listed in Item 4(a) above who is not a natural person, and is not publicly held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

      (c) Name your controlling shareholder(s) (the "Controlling Entity"). If the Controlling Entity is not a natural person and is not a publicly held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

            (A)(i)    Full legal name of Controlling Entity(ies) or
                      natural person(s) with who have sole or shared
                      voting or dispositive power over the Registrable
                      Securities: Business address (including street
                      address) (or residence if no business address),
                      telephone number and facsimile number of such
                      person(s):
                      Address: _________________________________________________
                      Telephone:________________________________________________
                      Fax:______________________________________________________
                      Name of shareholder:;
                      __________________________________________________________
                      __________________________________________________________

            (B)(i)    Full legal name of Controlling Entity(ies):

                      Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):
                      Address: _________________________________________________
                      Telephone:________________________________________________
                      Fax:______________________________________________________
                      Name of shareholders:_____________________________________

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

5.    Plan of Distribution.

      Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in
      Item 3 pursuant to the Resale Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents' commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market.